Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the inclusion in this registration statement on Form S-1,
(File No.     ) of our report dated November 22, 1996, with respect to the combined consolidated financial statements of Rayovac Corporation and Subsidiaries. We also consent to the references to our Firm under the caption "Experts".


/s/ Coopers & Lybrand LLP

Milwaukee, Wisconsin
September 5, 1997